Exhibit 99.1

NEWS RELEASE

Kimbell Royalty Partners Declares First Quarter 2021 Distribution

FORT WORTH, Texas, April 23, 2021 – Kimbell Royalty Partners, LP (NYSE: KRP) (“Kimbell”), a leading owner of oil and natural gas mineral and royalty interests in more than 97,000 gross wells across 28 states, today announced that the Board of Directors of Kimbell Royalty GP, LLC, Kimbell’s general partner, approved a cash distribution payment of 75% of projected cash available for distribution for the first quarter of 2021, or $0.27 per common unit. The distribution will be payable on May 10, 2021 to common unitholders of record at the close of business on May 3, 2021. Kimbell intends to utilize the remaining 25% of Q1 2021 projected cash available for distribution to pay down a portion of the outstanding borrowings under Kimbell’s credit facility. Since May 2020 (excluding the expected upcoming pay down from the remaining 25% of Q1 2021 projected cash available for distribution), Kimbell has paid down approximately $25.0 million of outstanding borrowings under its credit facility from allocating a portion of its cash available for distribution for debt pay down.

Kimbell Royalty Partners, LP – News Release

Kimbell - Supplemental Distribution Data

			Percent
	Q4 2020	Q1 2021	Change
WTI Average Crude Oil Price (1)	$42.45	$57.79	36.1%
Henry Hub Average Natural Gas Price (1)	$2.53	$3.56	40.7%
Common Unit Distribution Declared	$0.19	$0.27	42.1%
Pay-Out Ratio (2)	75%	75%	0.0%
Annualized Cash Yield (3)		10.7%
Cash Received from Lease Bonuses and Other Income	$31,927	$186,308

SUBSTANTIALLY ALL OF THE DISTRIBUTION TO COMMON EXPECTED TO BE FREE OF DIVIDEND INCOME TAXES AND

UNITHOLDERS FOR THE FIRST QUARTER OF 2021 INSTEAD CONSIDERED A RETURN OF CAPITAL(4)

(1)	Average monthly commodity prices are from the Energy Information Administration. Crude oil prices are in dollars per barrel and natural gas prices are in dollars per million Btu.

(2)	Represents percentage of projected cash available for distribution to be paid in quarterly distribution declared.

(3)	Based on the closing price of Kimbell common units on April 23, 2021.

(4)  This estimate is based upon assumptions Kimbell has made regarding, among other things, Kimbell Royalty Operating, LLC's income and depletion deductions and production from the mineral and royalty interests owned by Kimbell Royalty Operating, LLC. This estimate is based on current tax law and tax reporting positions that Kimbell has adopted and with which the Internal Revenue Service could disagree. This estimate is not a fact, and no assurances can be made regarding this estimate.

About Kimbell Royalty Partners

Kimbell (NYSE: KRP) is a leading oil and gas mineral and royalty company based in Fort Worth, Texas. Kimbell owns mineral and royalty interests in approximately 13 million gross acres in 28 states and in every major onshore basin in the continental United States, including ownership in more than 97,000 gross wells with over 41,000 wells in the Permian Basin. To learn more, visit kimbellrp.com.

Forward-Looking Statements

This news release includes forward-looking statements, including statements relating to the tax treatment of Kimbell’s distributions. These and other forward-looking statements involve risks and uncertainties, including risks and uncertainties relating to Kimbell Royalty Operating, LLC’s realized income and depletions deductions and production from the mineral and royalty interests owed by Kimbell Royalty Operating, LLC, Kimbell’s business and the securities markets generally and other risks described in Kimbell's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission (the “SEC”), available at the SEC's website at www.sec.gov. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Kimbell's filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as required by law, Kimbell undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release.

Kimbell Royalty Partners, LP – News Release

Contact:

Rick Black

Dennard Lascar Investor Relations krp@dennardlascar.com

(713) 529-6600